Page 1 of 3                                                June 18, 2007

                              Quarterly Servicer's Certificate
                    (to be delivered pursuant to Section 4.01(d)(ii) of
       the Transition Property Servicing Agreement on or before each Remittance Date)

                      Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------------------------
          CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                              SCE-1
--------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the
"Transition Property Servicing Agreement") between Southern California Edison Company, as
Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                      Collection Periods: March 2007 through May 2007
                              Distribution Date: June 25, 2007

      Capitalized terms used in this Quarterly Servicer's Certificate have their respective meanings set forth in the Transition Property Servicing Agreement.

      In WITNESS WHEREOF, the undersigned has duly executed and delivered this Quarterly
Servicer's Certificate this 18th day of June, 2007.

                        SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer

                              By:   George T. Tabata
                                    ---------------------------------------------

                        Title:      Assistant Treasurer
                                    ---------------------------------------------

1. Distribution of Principal per $1,000 of Original Principal Amount
                                                          Principal Payment
                                                            per $1,000 of
                                                         Original Principal
                  Original Principal    Principal Payment      Amount
                          (A)                  (B)         (B / A x 1,000)
--------------------------------------------------------------------------------------------

   a. Class A-1     $246,300,000.00       $       -           $       -
   b. Class A-2      307,251,868.00               -                   -
   c. Class A-3      247,840,798.00               -                   -
   d. Class A-4      246,030,125.00               -                   -
   e. Class A-5      360,644,658.00               -                   -
   f. Class A-6      739,988,148.00               -                   -
   g. Class A-7      314,944,403.00      54,512,548.00         173.08625739

2. Distribution of Interest per $1,000 of Original Principal Amount
                                                        Interest Payment per
                                                         $1,000 of Original
                  Original Principal    Interest Payment  Principal Amount
                          (A)                  (B)         (B / A x 1,000)
--------------------------------------------------------------------------------------------

   a. Class A-1     $246,300,000.00       $       -           $       -
   b. Class A-2      307,251,868.00               -                   -
   c. Class A-3      247,840,798.00               -                   -
   d. Class A-4      246,030,125.00               -                   -
   e. Class A-5      360,644,658.00               -                   -
   f. Class A-6      739,988,148.00               -                   -
   g. Class A-7      314,944,403.00       2,956,325.66          9.38681758

Page 2 of 3                                                June 18, 2007

                              Quarterly Servicer's Certificate
                    (to be delivered pursuant to Section 4.01(d)(ii) of
       the Transition Property Servicing Agreement on or before each Remittance Date)

                      Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------------------------
          CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                              SCE-1
--------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the
"Transition Property Servicing Agreement") between Southern California Edison Company, as
Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                      Collection Periods: March 2007 through May 2007
                              Distribution Date: June 25, 2007

3. As of this Payment Date
   a. Required Overcollateralization Level                      $11,699,250.00
   b. Required Capital Level                                     12,215,000.00
   c. Outstanding principal balance of Series 1997-1 Notes
      i.  prior to giving effect to any payments made on this
          Payment Date                                          184,194,745.00
      ii. per Expected Amortization Schedule                    129,682,197.00

4. Amounts available for distribution this Payment Date:
   a. Remittances for March 2007 Collection Period              $18,828,883.33
   b. Remittances for April 2007 Collection Period               17,969,008.49
   c. Remittances for May 2007 Collection Period                 17,600,087.44
   d. Net Earnings on Collection Account                          1,050,816.72
   e. General Subaccount Balance (sum of a through d above)      55,448,795.98
   f. Reserve Subaccount Balance                                  7,242,970.29
   g. Overcollateralization Subaccount Balance                   11,391,375.00
   h. Capital Subaccount Balance                                 12,215,000.00
   i. Collection Account Balance (sum of e through h above)      86,298,141.27

5. Distribution of amounts remitted:
   a. Note, Delaware, Certificate Trustee Fees                  $     1,083.33
   b. Servicing Fees                                                115,121.72
   c. Quarterly Administration Fees                                  25,005.00
   d. Operating Expenses (up to a maximum of $100,000.00)            21,294.91
   e. Quarterly Interest                                          2,956,325.66
   f. Principal Due and Payable                                           -
   g. Quarterly Principal                                        54,512,548.00
   h. Operating Expenses in excess of those in d above                    -
   i. Deposit to Overcollateralization Subaccount
      (up to required level)                                        307,875.00
   j. Deposit to Capital Subaccount (up to required level)                -
   k. Released to the Note Issuer: Net earnings on Collection Account     -
   l. Released to the Note Issuer upon Series retirement:
      Overcollateralization Subaccount                                    -
   m. Released to the Note Issuer upon Series retirement:
      Capital Subaccount Balance                                          -
   n. Deposit to Reserve Account                                          -
   o. Released to Note Issuer upon Series Retirement:
      Collection Account                                                  -
                                                                --------------
      TOTAL                                                     $57,939,253.62
                                                                ==============

6. For this Payment Date
   a. Withdrawal, if any, from Reserve Subaccount
      (including $113,511.73 in net earnings)                    $2,603,969.37
   b. Withdrawal, if any, from Overcollateralization Subaccount
      (including $148,946.50 in net earnings)                       148,946.50
   c. Withdrawal, if any, from Capital Subaccount
      (including $161,014.67 in net earnings)                       161,014.67

Page 3 of 3                                                June 18, 2007

                              Quarterly Servicer's Certificate
                    (to be delivered pursuant to Section 4.01(d)(ii) of
       the Transition Property Servicing Agreement on or before each Remittance Date)

                      Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------------------------
          CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                              SCE-1
--------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the
"Transition Property Servicing Agreement") between Southern California Edison Company, as
Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                      Collection Periods: March 2007 through May 2007
                              Distribution Date: June 25, 2007

7. For this Payment Date
   a. Current Payment Date            June 25, 2007
   b. Prior Payment Date*            March 25, 2007
   c. 30/360 Days in Interest Accrual Period (a-b)90

8. Interest due and payable as of this Payment Date

                Principal Amount
              (before giving effect               Interest Due
                to any payments)Note Interest Ratefor this Period Interest Paid
                       (A)            (B)      (A x B x 7c / 360)    this Period
--------------------------------------------------------------------------------------------------

   a. Class A-1   $         -         5.98%       $       -        $      -
   b. Class A-2             -         6.14%               -               -
   c. Class A-3             -         6.17%               -               -
   d. Class A-4             -         6.22%               -               -
   e. Class A-5             -         6.28%               -               -
   f. Class A-6                       6.38%               -               -
   g. Class A-7     184,194,745.00    6.42%        2,956,325.66    2,956,325.66

9. Principal amount as of this Payment Date
                                                                  Difference Between
                                                                     Outstanding
                                                                   Principal Amount
               Principal Amount                Principal Amount     and Amount Shown
             (before giving effect Principle    (after giving   effect to on Expected
             to any payments)      Payment       any payments)       Amortization
                       (A)            (B)           (A-B)              Schedule
--------------------------------------------------------------------------------------------------

   a. Class A-1   $         -      $      -     $         -       $       -
   b. Class A-2             -             -               -               -
   c. Class A-3             -             -               -               -
   d. Class A-4             -             -               -               -
   e. Class A-5             -             -               -               -
   f. Class A-6             -             -               -               -
   g. Class A-7    184,194,745.00  54,512,548.00  129,682,197.00          -
                                                  --------------
                                          Total  $129,682,197.00
                                                 ---------------
Projected outstanding balance of Series 1997-1   $129,682,197.00

10.   Ending balance this Payment Date:
   a. Reserve Subaccount                         $  4,752,512.65
   b. Overcollateralization Subaccount             11,699,250.00
   c. Capital Subaccount                           12,215,000.00

* or Series issuance Date in the case of the first payment date.